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                                                                    EXHIBIT 23-1
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                          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-3 of our report dated February 1, 1994, appearing in the Annual Report on Form 10-K of Northrop Corporation (now named Northrop Grumman Corporation) for each of the five years in the period ended December 31, 1993 and to the reference to us under the heading "Independent Auditors" in such Registration Statement.


DELOITTE & TOUCHE LLP
Los Angeles, California
August 16, 1994